Exhibit 99.1

For Immediate Release

Media Contact: Tara Plappert Kintera Inc. tara.plappert@kintera.com Office: 858-795-3199

Kintera Reports Fourth Quarter 2007 Financial Results

SAN DIEGO – March 13, 2008 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its fourth quarter and full year ended December 31, 2007.

Revenue for the fourth quarter 2007 was $9.5 million, compared to $9.7 million for the same period last year. On a GAAP basis, net loss for the quarter was $3.1 million, or $0.08 per share, compared with a net loss of $6.7 million, or $0.18 per share, for the same period last year.

Revenue for the year ended December 31, 2007 was $44.9 million, an increase from $41.1 million for the previous year. Net loss on a GAAP basis was $15.8 million, or $0.39 per share, for the full year 2007, compared with a net loss of $33.1 million, or $0.93 per share, for the full year 2006.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense, or adjusted EBITDA, was a loss of $1.4 million, or $0.03 per share, in the fourth quarter of 2007, compared to a loss of $4.6 million, or $0.13 per share, in the fourth quarter of 2006. For the year ended December 31, 2007, adjusted EBITDA was a loss of $5.8 million, or $0.15 per share, as compared to a loss of $23.5 million, or $0.66 per share, for the year ended December 31, 2006.

Cash, cash equivalents and marketable securities at December 31, 2007 were $9.4 million compared to $18.9 million a year ago. Deferred revenues were $15.5 million at December 31, 2007 compared with $17.7 million at December 31, 2006.

“Kintera made substantial changes in 2007 that I believe have had a positive impact on the way the company operates and serves its clients,” said Richard N. LaBarbera, Kintera CEO. “Enhancements made to our platform, infrastructure, processes, and finances have helped increase client loyalty. We will continue to enhance our platform, performance, and finances into 2008.”

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Earnings Call

Kintera will host a conference call and slide presentation on Thursday, March 13, 2008 at 1:45 p.m. PDT to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 888.680.0865 (617.213.4853 for international calls), using conference code 63003044. A live Webcast slide presentation and replay of the call via the Internet will be available at www.kintera.com/webcasts.

KNTA-F

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting. In addition, the Kintera Connect™ open platform enables clients and partners to integrate directly with Kintera technology, resulting in the availability of best of breed solutions through the Kintera Connect partner program.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Kintera Connect, Social CRM and The Giving Experience, are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries. Other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of March 13, 2008, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
Net revenue	$9,484	$9,714	$44,935	$41,103
Cost of revenue	3,634	4,178	15,851	18,394

Gross profit	5,850	5,536	29,084	22,709
Gross margin	62%	57%	65%	55%
Sales and marketing	4,038	5,370	19,353	25,450
Product development and support	1,389	1,870	6,338	9,340
General and administrative	2,920	4,530	14,910	18,918
Amortization of purchased intangibles	573	737	2,451	2,996
Restructuring charges	(9)	—	2,274	—

Total operating expenses	8,911	12,507	45,326	56,704

Operating loss	(3,061)	(6,971)	(16,242)	(33,995)
Interest income (expense) and other, net	130	221	916	925

Loss before income taxes	(2,931)	(6,750)	(15,326)	(33,070)
Provision for income taxes	122	(57)	459	53

Net loss	$(3,053)	$(6,693)	$(15,785)	$(33,123)

Basic and diluted net loss per share	$(0.08)	$(0.18)	$(0.39)	$(0.93)

Weighted average shares - basic and diluted	40,168	36,343	39,972	35,798

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
Net loss	$(3,053)	$(6,693)	$(15,785)	$(33,123)
Interest income	(130)	(221)	(916)	(925)
Depreciation and amortization	1,129	1,452	4,818	5,942
Income taxes	122	(57)	459	53
Stock-based compensation	540	928	3,349	4,526
Restructuring charges	(9)	—	2,274	—

Adjusted EBITDA	$(1,401)	$(4,591)	$(5,801)	$(23,527)

Basic and diluted
Adjusted EBITDA per share	$(0.03)	$(0.13)	$(0.15)	$(0.66)

Weighted average shares - basic and diluted	40,168	36,343	39,972	35,798

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006	2007	2006
Cash provided by (used in) operating activities	$(1,932)	$1,208	$(7,393)	$(14,514)
Cash provided by (used in) investing activities	5,328	1,822	2,650	13,570
Cash provided by (used in) financing activities	(82)	4,498	(249)	4,168

Net increase (decrease) in cash	3,314	7,528	(4,992)	3,224

Cash and cash equivalents, beginning of period	3,242	4,020	11,548	8,324

Cash and cash equivalents, end of period	$6,556	$11,548	$6,556	$11,548

Kintera, Inc.

Reconciliation of GAAP Net Loss to Net Loss Excluding Restructuring

(in thousands, except per share data)

(unaudited)

For the year ended December 31, 2007
Net Loss	$(15,785)
Restructuring charges	2,274

Net Loss Excluding Restructuring	$(13,511)

Basic and diluted net loss per share excluding restructuring	$(0.34)

Weighted average shares - basic and diluted	39,972

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Fourth Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Cash, cash equivalents and marketable securities	$9,404	$11,751	$12,036	$14,772	$18,932
Restricted cash	12,429	11,776	4,813	6,271	15,381
Accounts receivable, net	4,174	5,025	5,889	5,916	6,346
Other current assets	2,147	1,960	1,668	1,526	1,290

Total current assets	28,154	30,512	24,406	28,485	41,949
Property and equipment, net	5,859	3,396	3,215	3,228	3,521
Goodwill, intangibles and other	15,985	16,564	17,143	17,723	19,751

Total assets	$49,998	$50,472	$44,764	$49,436	$65,221

Donations payable	$12,429	$11,776	$4,813	$6,271	$15,381
Deferred revenue	15,513	15,637	16,892	18,001	17,748
Accounts payable and other current liabilities	5,235	6,043	5,592	6,332	5,981

Total current liabilities	33,177	33,456	27,297	30,604	39,110
Other liabilities	3,230	1,101	810	654	509
Stockholders’ equity	13,591	15,915	16,657	18,178	25,602

Total liabilities and stockholders’ equity	$49,998	$50,472	$44,764	$49,436	$65,221

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com